Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 15, 2022, with respect to the consolidated financial statements and financial statement schedule III of InvenTrust Properties Corp., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chicago, Illinois

March 7, 2022